Inspire M.D Ltd.

LETTER OF INDEMNIFICATION

Date:___________

To: [              ]

You are or have been appointed as a director and/or an officer of Inspire M.D Ltd., a company organized under the laws of the State of Israel (the “Company”), and in order to enhance your service to the Company in an effective manner, the Company desires to provide hereunder for your indemnification to the fullest extent permitted by law.

In consideration of you continuing to serve the Company, the Company hereby agrees as follows:

1.
The Company hereby undertakes to indemnify you to the maximum extent permitted by the Companies Law, 5759-1999 (the “Companies Law”), with respect to any of the following liabilities, whether imposed on, or incurred by you in respect of an act performed in your capacity as a director, officer and/or employee of the Company:

1.1	a monetary liability imposed on you by a judgment in favor of another person, including a judgment imposed on you in a compromise or in an arbitrator's decision that was approved by a Court;

1.2
reasonable trial expenses, including advocates' fees, expended by you in consequence of an investigation or procedure conducted against you by an authority competent to conduct an investigation or procedure, and which was concluded without an indictment against you and without any monetary obligation imposed on you in lieu of a criminal proceeding, or which ended without an indictment against you, but with a monetary obligation imposed on you in lieu of a criminal proceeding for an offense that does not require proof of criminal intent; in this paragraph-"concluding a procedure without an indictment on a matter on which a criminal investigation was begun" means closing the case under section 62 of the Criminal Law Procedure Law [Consolidated Version] 5742-1982 (in this subsection: the Criminal Procedure Law), or a stay of proceedings by the Attorney General under section 231 of the Criminal Procedure Law;

"monetary obligation in lieu of a criminal proceeding" - a monetary obligation imposed under Law in lieu of a criminal proceeding, including an administrative fine under the Administrative Offenses Law 5746-1985, a fine for an offense designated a finable offense under the provisions of the Criminal Procedure Law, a monetary composition or a forfelt; and

1.3
reasonable legal expenses, including advocates' fees, which you were incurred or with which you were charged by the Court, in a proceeding brought against you by the Company, in its name or by another person, or in a criminal prosecution in which you were found innocent, or in a criminal prosecution in which you were convicted of an offense that does not require proof of criminal intent.

The above indemnification will also apply to any action taken by you in your capacity as a director and/or officer and/or employee of any other company controlled, directly or indirectly, by the Company (a “Subsidiary”).

2.	Notwithstanding the aforesaid, the Company will not indemnify you in respect of:

2.1	Actions and/or circumstances according to which indemnification is prohibited under the Companies Law and/or other applicable law.

2.2
With respect to or in connection with the proceedings or claims initiated or brought voluntarily by you against the Company or a Subsidiary or a counterclaim made by the Company or a Subsidiary in their respective names against you with respect or in connection whereof, other than by way of defense or by way of third party notice to the Company or a Subsidiary in connection with claims brought against you, except in specific cases in which the Board of Directors of the Company has approved the initiation or bringing of such suit, which approval shall not be unreasonably withheld.

2.3
The Company will make available all amounts needed in accordance with paragraph 1 above on the date on which such amounts are first payable by you (“Time of Indebtedness”), and with respect to items referred to in paragraph 1.2 above, even prior to a court decision, in such amount as shall be estimated by the Board of Directors to cover such expenses. Advances given to cover legal expenses in criminal proceedings will be repaid by you to the Company if you are found guilty of a crime which does require proof of criminal intent, and other advances will be repaid by you to the Company upon its first demand if it is determined by Company's legal counsel that you are not lawfully entitled to such amount, plus minimum interest rate pursuant to the Income Tax Regulations (Determination of Interest Rate) 1985.

As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets; provided, however, that if it is determined by a court of law that you are not entitled to be indemnified by the Company, you shall promptly execute all documents required and provide all assistance necessary to substitute and replace any Company-provided security or guarantee with alternate security or guarantees.

3.
The Company will indemnify you even if at the relevant Time of Indebtedness you are no longer a director, officer or employee of the Company or of a Subsidiary, in accordance with the terms and conditions of this Letter of Indemnification,  provided that the obligations are in respect of actions taken by you while you were a director, officer, employee, as aforesaid, and in such capacity.

4.
The indemnification will be limited to the expenses mentioned in paragraph 1.2 and 1.3 (pursuant and subject to paragraph 2 and insofar as indemnification with respect thereto is not restricted by law or by the provisions of paragraph 2 above) and to the matters mentioned in paragraph 1.1 above insofar as they result from your actions in the following matters or in connection therewith, which the Company’s Board of Directors has resolved are foreseeable in light of the actual activities of the Company:

4.1
The offering and/or allotment of securities by the Company and/or by a shareholder to the public and/or to private investors or to its shareholders or the offer by the Company to purchase securities from the public and/or from private investors and/or from its shareholders or other holders pursuant to a prospectus, agreements, notices, reports, tenders and/or other proceedings, whether in Israel or abroad;

4.2	Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction;

4.3
Occurrences in connection with investments that the Company and/or Subsidiaries make in other corporations whether before and/or after the investment is made, entering into the transaction, the execution, development and monitoring thereof, including actions taken by you in the name of the Company and/or a Subsidiary as a director, officer and/or employee of the corporation the subject of the transaction and the like;

4.4	The sale, purchase and holding of negotiable securities or other investments for or in the name of the Company and/or Subsidiary;

4.5	Actions in connection with the merger of the Company and/or Subsidiary with or into another entity;

4.6	Actions in connection with the sale of the operations and/or business, or part thereof, of the Company and/or Subsidiary;

4.7	Without derogating from the generality of the above, actions in connection with the purchase or sale of companies, legal entities or assets, and the division or consolidation thereof;

4.8	Actions relating to the operations and management of the Company and/or Subsidiaries;

4.9	Actions relating to agreements and transactions of the Company and/or Subsidiaries with others, including, for example: customers, suppliers, contractors, etc.;

4.10
Actions concerning the approval of transactions of the Company with officers and/or directors and/or holders of controlling interests in the Company and/or the approval of corporate actions, including the approval of acts of the Company’s management, their guidance and their supervision;

4.11	Monetary liabilities to third parties relating to the return of loans or other indebtness;

4.12
Actions taken in connection with labor relations and/or employment matters in the Company and/or its Subsidiaries and trade relations of the Company and/or Subsidiaries, including with employees, independent contractors, customers, suppliers and various service providers, including stock options granted or promised (or allegedly promised) thereto or exchanges of such options with other securities;

4.13
Actions in connection with the development or testing of products developed by the Company and/or Subsidiaries or in connection with the distribution, sale, license or use of such products, including without limitation, in connection with clinical trials, professional liability and product liability claims;

4.14
Actions taken in connection with the intellectual property of the Company and/or Subsidiaries, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims related to intellectual property, including any assertion that the Company’s and/or its Subsidiaries products infringe on the intellectual property rights or constitute a misappropriation of any third party’s trade secrets;

4.15	Actions taken pursuant to or in accordance with the policies and procedures of the Company and/or Subsidiaries, whether such policies and procedures are published or not;

4.16.
Claims in connection with publishing or providing any information, including any filings with governmental authorities, on behalf of the Company or Subsidiaries in the circumstances required under applicable laws;

4.17	Actions taken in connection with the financial reporting of the Company or any of its Subsidiaries, and in providing guidance to the public regarding future performance thereof.

4.18	Approval of corporate actions, in good faith, including the approval of the acts of the Company’s management, their guidance and their supervision.

4.19
Any claim or demand made under any securities laws or by reference thereto, or related to the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholders, or related to the purchase, holding or disposition of securities of the Company or any other investment activity involving or effected by such securities, including, for the removal of doubt, any offering of the Company’s securities to private investors or to the public, and listing of such securities, or the offer by the Company to purchase securities from the public or from private investors or other holders, and any undertakings, representations, warranties and other obligations related to any such offering, listing or offer or to the Company’s status as an issuer of securities

4.20	Any claim or demand made by any lenders or other creditors or for monies borrowed by, or other indebtedness of, the Company or its Subsidiaries .

4.21
Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any Subsidiary thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, any state, municipal or foreign taxes or other mandatory payments of any nature whatsoever, including, without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

4.22
Any claim or demand made by purchasers, holders, lessors or other users of products of the Company or its Subsidiaries, or individuals treated with or exposed to such products, for damages or losses related to such use or treatment.

4.23	Criminal or civil proceedings regarding the company's ordinary and continuous course of business, including exceptional transactions of the Company.

4.24
Any damage or injury of each of the Company's employees, constractors, visitors and invited, continuous or by accident, to be caused by accident or continuous event or by employement conditions, temporary or permanent in the Company's factories or in any other part of them.

4.25	Claims against a officer in connection with the liquidation of the Company or appointment of receivership with regard to the Company's assets.

4.26
Claims in connection with documents relating to the abovementioned matters, or in connection with acts or decisions relating to the abovementioned matters, including representations and obligations that were given towards third parties or the Company, its Subsidiaries or towards anybody on acting on its behalf (including counsels such as auditors, attorneys etc.)

In any of the matters mentioned in Sections 4.1-4.26 above, whether occurred in Israel or abroad.

5.
The total aggregate amount of indemnification that the Company undertakes to indemnify you and all other directors and officers of the Company, for all of the matters and circumstances described in paragraphs 1.1, 1.2 and 1.3 above, shall not exceed: an aggregate amount equal to US$3,000,000 (the "Maximum Amount").

The Company is entitled to increase the Maximum Amount as shall be approved, from time to time, by its authorized organs according to the Companies Law.            If and to the extent the total amount of indemnification that the Company is required to pay shall exceed the Maximum Amount (in the amount applicable at such time) pursuant to Section 5 above, the Maximum Amount or its balance espectively, will be distributed among the directors and/or officers that are entitled to the indemnification, in a way that the amount that each of the directors and/or officers actually receives shall be calculated according to the ratio between (i) the indemnification amount that each of the directors and/or officers is entitled to pursuant to the obligations or expenses he is liable to bear as a result of a claim and (ii) the indemnification amount that each of the aforementioned directors and/or officers is entitled to pursuant to the obligations or expenses all of the directors and/or officers are liable to bear as a result of a claim, in aggregate regarding the mentioned claim.

6.
The Company will not indemnify you for any liability with respect to which you have received payment by virtue of an insurance policy or another indemnification agreement other than for amounts which are in excess of the amounts actually paid to you pursuant to any such insurance policy or other indemnity agreement (including deductible amounts not covered by insurance policies), within the limits set forth in paragraph 5 above. To the extent the Company maintains a liability insurance policy or policies applicable to directors and officers and you are a covered person under such policy or policies, you agree to provide all necessary assistance in connection with such claim.

7.
Subject to the provisions of paragraphs 5 and 6 above, the indemnification hereunder will, in each case, cover all sums of money (100%) that you will be obligated to pay, in those circumstances for which indemnification is permitted under the law and under this Agreement.

8.	The Company will be entitled to any amount collected from a third party in connection with liabilities indemnified hereunder.

9.	In all indemnifiable circumstances indemnification will be subject to the following:

9.1
You shall promptly notify the Company of any legal proceedings initiated against you and of all possible or threatened legal proceedings without delay following your first becoming aware thereof, however, your failure to notify the Company as foresaid shall not derogate from your right to be indemnified as provided herein except and to the extent that such failure to provide notice materially and adversely prejudices the Company’s ability to defend against such action. You shall deliver to the Company, or to such person as it shall advise you, without delay all documents you receive in connection with these proceedings.

Similarly, you must advise the Company on an ongoing and current basis concerning all events which you suspect may give rise to the initiation of legal proceedings against you in connection with your actions or omissions as a director or office holder of the Company and/or any Subsidiary.

9.2
Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company shall be entitled to undertake the conduct of your defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to you.

Notwithstanding the foregoing, you will be entitled to appoint an attorney of your own that shall accompany you in such procedure. Your attorney shall be fully updated on the defense procedure, and the Company and the attorney conducting the legal defense on behalf of the Company shall fully cooperate with your attorney, including regularly consulting with your attorney on the measures taken in the course of the defense. The Company shall indemnify you for all reasonable expenses incurred by you in connection with engaging such attorney, under the terms and conditions of this Letter of Indemnification.

The Company and/or its attorney appointed by it as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as it shall see fit, including by way of settlement. At the request of the Company, you shall execute all documents reasonably required to enable the Company and/or its attorney as aforesaid to conduct your defense in your name, and to represent you in all matters connected therewith, in accordance with the aforesaid.

For the avoidance of doubt, in the case of criminal proceedings the Company and/or its attorney as aforesaid will not have the right to plead guilty in your name or to agree to a plea-bargain in your name without your written consent. Furthermore, in a civil proceeding (whether before a court or as a part of a compromise arrangement), the Company and/or its attorney will not have the right to admit to any occurrences that are not indemnifiable pursuant to this Letter of Indemnification and/or pursuant to law, without your written consent. However, the aforesaid will not prevent the Company and/or its attorney as aforesaid, with the approval of the Company, coming to a financial arrangement with a plaintiff in a civil proceeding without your consent so long as such arrangement will not be an admittance of an occurrence not indemnifiable pursuant to this Letter of Indemnification and/or pursuant to law, and further provided that any such settlement or arrangement does not impose on you any liability or limitation.           Irrespective of the foregoing, in the event that the D&O insurance policy shall apply on the matter and to the extent that its referral to its attorney enables the insurer to be released from its liability or to reduce it, the Company shall act in accordance with the policy with regard to the identity of attorney. In such event, the provisions of the policy shall prevail in such matter over any agreement between any director and/or officer and the Company, however the Company shall make reasonable efforts, to the extent possible within the scope of the policy, to consider the position of the director and/or an officer.

9.3
You will fully cooperate with the Company and/or its attorney as aforesaid in every reasonable way as may be required of you within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that you will not be required to pay the same or to finance the same yourself.

9.4
If, in accordance to paragraph 9.2, the Company has taken upon itself the conduct of your defense, the Company will have no liability or obligation pursuant to this Letter of Indemnification or the above resolutions to indemnify you for any legal expenses, including any legal fees, that you may expend in connection with your defense, unless (i) the Company shall not have assumed the conduct of your defense as contemplated, (ii) the Company refers the conduct of your defense to an attorney who is not, upon reasonable grounds, acceptable to you, (iii) the named parties to any such action (including any impleaded parties) include both you and the Company, and joint representation is inappropriate under applicable standards of professional conduct due to a conflict of interest between you and the Company, (iv) the Company in its absolute discretion shall agree, or (v) the Company shall agree to such reasonable expenses incurred by you pursuant to the second paragraph of subsection 9.2 hereinabove.

9.5
The Company will have no liability or obligation pursuant to this Letter of Indemnification or the above resolutions to indemnify you for any amount expended by you pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid without the Company’s consent to such compromise or settlement, which consent shall not be unreasonably withheld.

10.
The Company hereby exempts you, to the fullest extent permitted by law, from any liability for damages caused as a result of a breach of your duty of care to the Company, provided that in no event shall you be exempt with respect to any actions and/or circumstances according to which exemption is prohibited under the Companies Law.

11.
If for the validation of any of the undertakings in this Letter of Indemnification any act, resolution, approval or other procedure is required, the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

12.
If any undertaking included in this Letter of Indemnification is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other undertakings which will remain in full force and effect. Furthermore, if such invalid or unenforceable undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such undertakings will be deemed to have been modified or amended, and any competent court or arbitrator are hereby authorized to modify or amend such undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

13.
This Letter of Indemnification and the agreement herein shall be governed by and construed and enforced in accordance with the laws of the State of Israel and the competent courts of Tel-Aviv shall have exclusive jurisdiction over any dispute arising between the parties with respect of this Letter of Indemnification.

14.	This Letter of Indemnification cancels any preceding letter of indemnification that may have been issued to you.

This letter is being issued to you pursuant to the resolutions adopted by the Board of Directors of the Company on _________________ and by the shareholders of the Company on __________________. The Board of Directors has determined, based on the current activity of the Company, that the amount stated in paragraph 5 is reasonable and that the events listed in paragraph 4 are reasonably anticipated.

Very truly yours,

Inspire M.D Ltd.

Date: ________	By:
Name:
Title:

Kindly sign and return the enclosed copy of this letter to acknowledge your agreement to the contents hereof.

The undersigned approve and agree to the conditions set in this Letter of Indemnification.

Date: ________	By:
Name:
Title: